UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2021

Keros Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39264	81-1173868
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Hayden Avenue, Suite 120, Building E Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 314-6297

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KROS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 7, 2021, Keros Therapeutics, Inc. (the “Company”) entered into an indenture of lease (the “Lease”) with Revolution Labs Owner, LLC, a Delaware limited liability company (the “Landlord”), pursuant to which the Company will lease approximately 35,662 square feet of office and laboratory space located at 1050 Waltham Street, Lexington, Massachusetts (the “Premises”) for its new principal executive office.

The term of the Lease will commence on the date the Landlord delivers the Premises to the Company after the substantial completion of agreed upon improvements to be performed by the Landlord, which the parties expect to be on or prior to October 21, 2022 (such date, the “Commencement Date”). The Company’s obligation for the payment of base rent for the Premises begins four months after the Commencement Date (the “Rent Commencement Date”) and will initially be fixed at $202,084.66 per month, which will increase by approximately 3% per annum. The Company will be obligated to pay the Landlord for certain costs, taxes and operating expenses as specified in the Lease. The Lease has a term of eight years and four months, measured from the Commencement Date. The Company has the option to extend the term of the Lease for a period of an additional five years. Under the terms of the Lease, the Landlord has agreed to make up to approximately $6.8 million in certain tenant improvements to the Premises to suit the Company’s use.

In connection with its entry into the Lease and as a security deposit, the Company has provided the Landlord a letter of credit in the amount of approximately $1.2 million, which may be reduced to approximately $0.8 million on the expiration of the four-year anniversary of the Rent Commencement Date so long as there are, and have been, no defaults by the Company under the terms of the Lease.

The Landlord has the right to terminate the Lease upon customary events of default. The Company may also terminate the Lease if (i) the landlord work on the Premises has not commenced on or prior to July 1, 2022 or (ii) the Premises are not ready for occupancy within a specified time period after October 21, 2022.

The description of the Lease contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2021.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in or incorporated by reference into Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEROS THERAPEUTICS, INC.

By:	/s/ Jasbir Seehra
Jasbir Seehra, Ph.D. Chief Executive Officer
Dated: September 9, 2021